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                                                                    Exhibit 99.2

                                    Exhibit 8

                   Consent of Sutherland Asbill & Brennan LLP


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                              [S.A.B. letterhead]

                                 April 12, 2002

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, FL  33716

               RE:    WRL Series Life Account
                      WRL Freedom Wealth Protector
                      File No. 33-69138

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the WRL Freedom Wealth Protector contained in Post-Effective Amendment No. 18 to the Registration Statement on Form S-6 (File No. 33-69138) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          SUTHERLAND ASBILL & BRENNAN LLP



                                          By: /s/ Mary Jane Wilson-Bilik
                                             ----------------------------------
                                             Mary Jane Wilson-Bilik